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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements of
Federal Paper Board Company, Inc. and its subsidiary companies on Form S-3 (Registration Nos. 33-48063, 33-39748 and Post-Effective Amendment No. 1 to Registration Statement No. 33-39748) and Form S-8 (Registration Nos. 33-64258, 33-64256, 33-48654, 33-34440 and Post-Effective Amendment No. 7 to Registration Statement No. 2-56623) of our reports dated February 7, 1994 (October 17, 1994 as to Note 10) which express an unqualified opinion and include explanatory paragraphs relating to (i) changes in the method of accounting for income taxes and postretirement benefits other than pensions and (ii) the restatement of the 1993 financial statements for the fiscal year ended
January 1, 1994 ; appearing in and incorporated by reference in the Annual Report on Form 10-K of Federal Paper Board Company, Inc. for the fiscal year ended January 1, 1994.





/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

October 17, 1994